UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2020

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Euclid Avenue
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Item 7.01. Regulation FD Disclosure.

Alexandria Real Estate Equities, Inc. (the “Company”) previously provided guidance as of October 29, 2019 for, among other things, earnings per share (“EPS”), funds from operations (“FFO”) per share, FFO per share, as adjusted, and key sources and uses of capital, for the Company’s fiscal year ending December 31, 2019, which guidance was included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the Securities and Exchange Commission on October 29, 2019. The Company previously furnished guidance for the fiscal year ended December 31, 2020, in a Form 8-K that was filed with the Securities and Exchange Commission on December 3, 2019. The Company hereby updates its guidance for 2019 and 2020, including key assumptions and sources and uses of capital. The key changes to guidance for 2019 and 2020 are attached hereto as Exhibit 99.1 and incorporated herein by reference. The guidance included in Exhibit 99.1 shall be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 8.01. Other Events.

Recent Developments

Acquisitions

					Square Footage
Property	Submarket/ Market	Date of Purchase	Number of Properties	Operating Occupancy	Future Development	Active Redevelopment	Operating with Future Development/ Redevelopment		Operating	Purchase Price
2019 acquisitions:
Completed as of 9/30/19			24	87%	995,338	347,912	246,578		822,508	$1,203,680
Completed in 4Q19:
Arsenal on the Charles	Cambridge/Inner Suburbs/Greater Boston	12/17/19	11	100%	200,000	153,157	154,855	(1)	526,770	525,500
3825-3875 Fabian Way	Greater Stanford/San Francisco	12/10/19	2	100%	-	-	478,000		-	291,000
Other	Various	4Q19	10	71%	1,155,000	-	-		598,316	139,964
2019 acquisitions					2,350,338	501,069	879,433		1,947,594	$2,160,144

2020 acquisitions guidance range:
Pending acquisitions:
Pending	San Francisco	1Q20	-	N/A	700,000	-	-		-	$120,000
Mercer Mega Block	Lake Union/Seattle	2020	-	N/A	800,000	-	-		-	143,000
Pending	Greater Boston	1Q20	1	99%	-	-	-		510,000	235,000
Pending	San Francisco	1Q20	1	100%	-	-	-		138,000	157,500
Pending	San Diego	1Q20	2	88%	-	-	-		220,000	102,250
Additional targeted acquisitions										192,250
2020 acquisitions guidance range					1,500,000	-	-		868,000	$900,000 - $1,000,000
2020 formation of new joint venture (non-cash transaction):
Pending JV (50% interest in consolidated JV)	San Francisco	1Q20	3	73%	260,000	-	300,000		476,000		(2)

(1)    Represents square footage with current occupancy that have near-term contractual lease expirations.  Upon expiration of the existing leases, we anticipate this RSF will be redeveloped to office/laboratory space.

(2)    Upon formation of the real estate joint venture, our initial ownership interest in the joint venture is expected to be 44%.  Refer to “Pending 2020 Acquisitions ” under the “Recent Developments” section within Item 8.01 of this Current Report on Form 8-K for additional information.

Key completed 4Q19 acquisitions and updated leverage guidance

In December 2019, we acquired a campus, aggregating 834,782 of operating RSF, at Arsenal on the Charles located in our Cambridge/Inner Suburbs submarket of Greater Boston, for $525.5 million. The campus currently has an operating occupancy of 100% on 681,625 RSF, including 154,855 RSF that is targeted for redevelopment into office/laboratory space upon expiration of existing leases in the near-term. The campus also includes 153,157 RSF of vacant space that we expect to redevelop into laboratory space, and an additional 200,000 RSF of future development opportunities, which will bring its aggregate size to 1,034,782 RSF. Upon stabilization, we expect that 508,012 RSF, or approximately 50% of the campus, will have undergone value-creation activities. We expect to provide total estimated costs and related yields for redevelopment or development in the future, subsequent to the commencement of construction.

In December 2019, we acquired two office buildings, aggregating 478,000 RSF, at 3825 and 3875 Fabian Way located in our Greater Stanford submarket of San Francisco, for $291.0 million. The buildings comprise 250,000 RSF and 228,000 RSF, respectively, with operating occupancy of 100% and remaining lease terms of two and 10 years, respectively. Upon the expiration of the existing 3825 Fabian Way lease term, we expect to redevelop the existing office space into office/laboratory space. Upon the expiration of the 10-year lease at 3875 Fabian Way, we may consider options to develop new Class A office/laboratory, or another suitable type, of space on the site. We expect the initial stabilized yields for the operating properties to be 8.2% and 6.9% (cash basis), respectively. We expect to provide total estimated costs and related yields for redevelopment or development in the future, subsequent to the commencement of construction.

Due to the timing of the closing of these acquisitions in December 2019, we expect to fund a portion of these acquisitions in 2020 on a long-term basis. Consequently, we expect a temporary 0.4x increase in our guidance for net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA – fourth quarter of 2019, annualized. We remain committed to our guidance for net debt and preferred stock to Adjusted EBITDA – fourth quarter of 2020, annualized, of less than or equal to 5.2x.

Pending 2020 acquisitions

We have executed letters of intent and/or purchase and sales agreements to acquire the following:

•	One land parcel, aggregating 700,000 developable square feet, located in our San Francisco market for $120.0 million.

•	Mercer Mega Block, aggregating 800,000 developable square feet, located in our Lake Union submarket of Seattle for $143.0 million.

•	One property, aggregating 510,000 RSF, with operating occupancy of 99% located in our Greater Boston market for $235.0 million.

•	One property, aggregating 138,000 RSF, with operating occupancy of 100% located in our San Francisco market for $157.5 million.

•	Two properties, aggregating 220,000 RSF, with operating occupancy of 88% located in our San Diego market for $102.3 million.

During the first quarter of 2020, we expect to complete the formation of a consolidated real estate joint venture with an established owner and operator in our San Francisco market, targeting a 50% ownership interest. Upon closing, our ownership interest in the real estate joint venture is expected to be 44%, and we anticipate contributing additional capital over time to accrete to our target ownership interest.

We may be unable to complete these acquisitions according to the timeline or the other terms described above.

Settlement of Forward Equity Sales Agreements

Consistent with our expected 2019 sources and uses of capital, as previously disclosed on October 29, 2019, we issued 7.0 million shares of our common stock to settle our remaining outstanding forward equity sales agreements that were entered into during the three months ended June 30, 2019, and received net proceeds of $981.3 million during December 2019. The proceeds were used to fund construction projects during the second half of 2019 and to fund 2019 acquisitions completed prior to December 2019.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Key Updates to 2019 and 2020 Guidance issued by Alexandria Real Estate Equities, Inc. on January 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The exhibit referenced herein provides key assumptions included in our guidance for the years ended December 31, 2019 and 2020. Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section under Part I and the “Risk Factors” section under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. We expect to update our forecast of sources and uses of capital on a quarterly basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: January 6, 2020	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga Co- President and Chief Financial Officer